EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this _____ day of ________________ 2000 by and between THERMACELL TECHNOLOGIES, INC., a Florida Corporation (the "Company") and Pete C. Thomas (the "Employee")

WHEREAS, the Company recognizes that the Employee's continued employment with the Company is vital to the success of ThermaCell Technologies, Inc., and

WHEREAS, the Company believes that it is desirable and in its best interest to secure the continued services of Employee in order to manage and operate ThermaCell Technologies, Inc., and

WHEREAS, the Company desires to employ Employee as President of ThermaCell Technologies, Inc., and to be assured of Employee's services on the terms and conditions set forth in this Agreement, and Employee desires to be employed in accordance with such terms and conditions.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows.

1. Employment. The Company hereby agrees to employ Employee and Employee hereby accepts such employment on the terms and conditions set forth herein. The effective date of this Agreement shall be March 3, 2000 (the "Effective Date").

2. Term. Unless soon terminated pursuant to the provisions of this Agreement, the term of employment under this Agreement shall be for a period of at least six (6) months commencing on the March 1, 2001 and ending on when resignation of the employee is given (the "Employment Term").

3. Compensation. In consideration of the services to be rendered by Employee to the Company, Employee shall receive the following compensation:

     a) Base Salary. During the Employment Term, Employee shall receive an annual salary in the amount of $60,000.00, payable in monthly installments.

     b) Expenses. Employee shall be entitled, on a basis consistent with the Company's policy applicable to its executives, to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his duties hereunder. Employee will be entitled to reimbursement for all expenses upon the presentation to the company of an itemized account of such expenditures within a reasonable period of time after expenses are incurred.

     c) Board of Directors. Employee shall be elected to the Company's Board of Directors.

          4. Stock Options. Upon execution of this Agreement, the Company shall grant Employee stock options, which shall entitle Employee to purchase 50,000 shares (the "Option Shares") of the Company's common stock, non-cumulatively, at an exercise price equal to $1.00.

          5.

          6. Duties and Responsibilities. During the Employment Term, Employee shall be employed as President of ThermaCell Technologies, Inc., Employee shall at all times report to the CEO of the Company and his activities shall at all times be subject to his direction and control. Employee agrees to devote his entire time, energy and skill to the service of ThermaCell Technologies, Inc., and the Company in general, and shall perform his duties in a good faith, trustworthy and businesslike manner, in compliance with all applicable laws and regulations, all for the purpose of advancing the interests of the Company. In the event that the Company desires to expand Employee's duties and responsibilities beyond that which is contemplated herein, the Company and Employee shall agree upon additional compensation to be paid to Employee.

          7. Termination of Employment. This Agreement may be terminated by the Company only with cause, as defined below, which termination shall be effective immediately upon delivery of written notice, provided, however, that if such cause is of the type described in clause (iv) below and susceptible to being cured, employee to affect which cure of such longer period of thirty (30) days after written notice for such cause, provided that Employee to affect such cure or such longer period of time may be required for such cure, provided that Employee has commenced and is diligently pursuing such cure, a termination shall be deemed to be "with cause" if the Company determines that Employee has committed or was involved in:

          (i)  wrongful misappropriation of Company assets;
          (ii) conviction of any felony involving fraud, dishonesty or moral turpitude
          (iii) drug or alcohol abuse; or
          (iv) if Employee fails to perform substantially his duties in the manner provided herein, or willfully refuses to perform the duties reasonably assigned to him by the Company. Employee acknowledges the sensitive nature of the services provided by the Company and its affiliates and the importance of the Company's reputation in its field of endeavors and Employee agrees that his personal actions which have or are likely to negatively impact upon the reputation, name, goodwill, business or regulatory standing of the Company or its affiliates shall be grounds for "with cause" termination pursuant to this Section 6 (iv).

8. Effects of Termination. Upon termination of this Agreement for any reason specified in Section 6 above:

     (a) Employee's duties shall cease as of the effective date of termination, provided, however, that where practicable, Employee will in all events of termination be responsible for arranging for the smooth transition of duties to appropriate independent contractors and/or employees of the Company. In the event that the Company shall request Employee to provide transitional assistance after the effective date of termination, Employee shall be paid a per diem rate, based up to eight-hour workdays, calculated upon his then current salary.

     (b) The Company's sole financial obligation to Employee shall be for any accrued and unpaid annual salary upon date of termination. The Company shall have no further liability to Employee. The Company has the right, but not the obligation, at the Company's sole discretion to provide Employee with severance pay upon termination. Such payments shall be made to Employee no later than 30 days following termination.


     (c)  All expenses,  which are properly reimbursable to Employee pursuant to
          Section 3, will be reimbursed following termination.

9. Non-Disclosure of Confidential Information. Employee acknowledges that the Company's business depends to a significant degree upon the possession of information that is not generally know to others, and that viability of the Company's business requires this information to remain proprietary to the Company. Accordingly, Employee agrees that he shall not directly or indirectly, except, with the written consent of the Company or as otherwise required in connection with his activities with the Company, disclose or use at any time, whether during or subsequent to the time that Employee is employed by the Company, any confidential information, knowledge or date, including copies thereof, relating to the Company's business of which Employee becomes aware of by reason of working with the Company's business of which Employee gains access during such period. Such information, knowledge and dates includes, but is not limited to, client lists, client account information, financial documents, computer programs, listings, books, disks, tapes, system documentation, manuals, operational processes or methods, information and intangible rights, any of which are developed by Employee or the Company or to which Employee has access during the period he works with the Company. All records, files, drawings, documents (including machine-readable documents), equipment and other materials relating in any way to any confidential information of the Company shall be and remain the Company's sole property during and after the period that Employee works for the Company. Upon leaving the Company, Employee shall promptly return to a representative of the Company all materials and all copies of materials involving confidential information, knowledge or data in Employee's possession or control

10. Equitable Relief. The parties agree that damage to the business of the Company by virtue of the violation or threatened violation of Employee's obligations hereunder is impossible to ascertain and would cause irreparable injury to the Company and its business, for which damages would be, inadequate compensation. Accordingly, Employee acknowledges, consents and agrees that in the event of any such violation or threatened permanent injunction relief and other equitable relief and the Company shall be entitled to any such relief without the necessity of proving actual damages and the Company shall further be entitled to an equitable accounting of all earnings, profits or other benefits arising from any such violation or threatened violation, which rights shall be cumulative and in addition to any other rightly or remedies available to the Company.

11. Notice. All notices required to be given under the terms of this Agreement shall be in writing, shall be effective upon receipt:

         If to the Company:         ThermaCell Technologies, Inc.
                                    440 Fentress Blvd
                                    Daytona Beach, FL  32114

         If to the Employee:        Pete C. Thomas
                                    P.O. Box 638
                                    Thomasville, GA 31792

         Or such address as either party shall have designated for notices to be given to him or it in accordance with this Section.

12.  Miscellaneous Provisions.

     (a) Governing Law. This Agreement shall be considered for all purposes a Florida document and shall be construed pursuant to the laws of the State of Florida, and all of its provisional shall be administered according to, and its validity shall be determined under, the laws of the State of Florida. The Company agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the appropriate state court in the state of Florida, Volusia County and waives any objection which the Company may have now or hereafter to the jurisdiction of the sate courts of the sate of Florida in Volusia County.

     (b) Gender and Number. Whenever appropriate, reference in this Agreement in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular, unless the context clearly indicates to the contrary.

     (c) Captions. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and/or reference, and they shall in no way be construed as limiting, extending, defining or describing either the scope or intent of this Agreement or of any provision hereof.

     (d) Counterparts. This Agreement may be executed in one or more counterparts, any such counterpart shall, for all purposes be deemed an original, including facsimiles, of such counterparts together shall constitute but one and the same instrument.

     (e) Severability. The invalidity of unenforceability of any provision hereunder (or any portion of such a provision) shall not affect the validity or enforceability of the remaining provisions (or remaining portions of such provisions) of this Agreement.

     (f) Entire Agreement. This Agreement constitutes the entire Agreement among the parties pertaining to the subject matter hereof, and supersedes and revokes any and all prior or existing agreements, written or oral, relating to the subject matter hereof.

     (g) Waiver. Either the Company or Employee may, at any time or times, waive (in whole or in part) any rights or privileges to which he or it may be entitled hereunder. However, no waiver by any party of any condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach in other instances or as a waiver of any other condition or of any breach or any other terms, covenants, representations or warranties contained in this Agreement, and no waiver shall be effective unless it is in writing and signed by the waiving party.

     (h) Attorney's Fees. If either party shall be required to retain the services of an attorney to enforce any of his or its rights hereunder, the prevailing party shall be entitled to receive from the other party all costs and expenses including (but not limited to) court costs and attorney's fees (whether in a court of original jurisdiction or one or more courts of appellate jurisdiction) incurred by him/her or its in connection therewith.

     (i) Assignment. The rights and obligations of the parities under this Agreement shall inure to the benefit of and shall be binding upon their successors, permitted assigns and/or other legal representatives. This Agreement shall not be assignable by Employee. The services of Employee are personal and Employee's obligations may not be delegated by him.

     (j) Amendment. This Agreement may not be amended, modified, superseded, canceled or terminated, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by a written instrument executed by the Company and Employee or, in the case of a waiver, by the party to be charged with such waiver.

     (k) Survival. Notwithstanding the termination or expiration of Employment Term, the obligations of Employee under Section 8 and 9 of this Agreement shall survive and remain in full force effect, and the Company shall be entitled to equitable relief against Employee pursuant to the provision of Section 10 hereof.

     (l) Free Will. Employee affirms that he has and understands the terms of this Agreement, that Employee has been afforded the opportunity to seek counsel regarding the terms and conditions of this Agreement and the Employee has signed this Agreement of his own free will and accord.

IN WITNESS WHEREOF, the Company and Employee have caused this Agreement to be executed on the day and year first above written.

                                            THERMACELL TECHNOLOGIES, INC.


                                            By:________________________________
                                                 Name:  Gerald Couture
                                                 Title:   Vice President


                                            EMPLOYEE


                                            -----------------------------------
                                                Name: Pete C. Thomas